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                                                                   Exhibit 10.21
                             SECOND LEASE AMENDMENT

This Second Lease Amendment is made as of the 14th day of June, 2001, between STANLEY D. MCDONALD, MARY LEE SCHEIDT, HERBERT A. WEST AND MCDONALD, LTD., a Washington Limited Partnership ("Landlord") and OCULAR SCIENCES, INC., a California corporation ("Tenant").

                                    RECITALS

1. WHEREAS, Landlord and Tenant are the parties to a Lease dated May 18, 1995, commencing November 1, 1995, by which Landlord let to Tenant the Premises comprised of the entire building located at 475 Eccles Avenue, South San Francisco, California outlined in Paragraph 1 of the Lease.

2. WHEREAS, the Tenant agreed to modify the Lease on the terms and conditions set forth in the First Lease Amendment dated January 25, 1999, as so amended (the "Lease").

3. WHEREAS, the Lease by its terms expires on December 31, 2002 and the Tenant agrees to extend the term of the Lease on the terms and conditions set forth hereinafter.

                                    AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. The term of the Lease will be extended for a period of approximately fifty-four and one-half (54.5) months, commencing June 15, 2001 and expiring on December 31, 2005.

2. For the extension period, the monthly Base Rent contained in the Lease is hereby amended and the following Base Rent schedule is substituted therefor:

         June 15, 2001 through December 31, 2001            $78,283.00 per month
         January 1, 2002 through December 31, 2002          $80,552.00 per month
         January 1, 2003 through December 31, 2003         $125,934.00 per month
         January 1, 2004 through December 31, 2004         $129,330.00 per month
         January 1, 2005 through December 31, 2005         $136,145.00 per month

3. The total square footage of the Premises will be adjusted from 152,145 rentable square feet to 113,454 rentable square feet. The adjustment comes from the Tenant's surrender of the second floor of the building as indicated by the attached floor plan, Exhibit A.

4. Tenant's Proportionate Share of the Project shall be changed from 100% to 74.57%.

5. Landlord will not be responsible for any improvements to the Premises. Tenant shall be responsible for all costs, up to $25,000, associated with the demising the Premises


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         including, but not limited to, construction of a demising wall and electrical separation of the original premises into two distinct spaces.

6. Tenant shall have the right to 130 parking spaces with 27 of those spaces as reserved parking spaces. The unreserved spaces will be on a non-exclusive first come, first serve basis. The reserved parking allotment shall be defined and detailed in Exhibit B.

7. Tenant shall have the option to further extend the Lease for one period of an additional two (2) years ("Extension Term") on the terms and conditions of the Lease except as provided below:

         (a) Tenant shall provide Landlord with 300 days prior written notice of its exercise of such option to extend the Lease, which notice shall be irrevocable.

         (b) Tenant shall not be in material default of Lease at the time of the notice or at the time of commencement of Extension Term.

         (c) The square footage during the Extension Term shall be increased to 152,145 square feet comprising the entire Building.

         (d) The Base Rent for the first year of the Extension Term shall be $196,267 per month. The Base Rent for the second year of the Extension Term shall be $203,874 per month.

         (e)      There shall be no further rights to extend the Lease.

         (f) Tenant shall accept the Premises in its "as is" condition. Landlord shall not be obligated to pay for any improvements.

         (g) Tenant's Proportionate Share of the Project shall increase to 100%.

         (h) If Tenant fails to exercise the option strictly in accordance with these terms, the option shall be deemed waived.

8. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to the Tenant in connection with entering into the Amendment, unless specifically set forth in this Amendment.

9. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged as amended and hereby remain in full force and effect.

10. In case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. Under no circumstances shall this Amendment be deemed to grant Tenant any further right to extend the Lease.


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11.      Tenant hereby agrees to indemnify and hold Landlord harmless from all claims of any real estate brokers who may have represented Tenant in connection with this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first written above.

LANDLORD:                                          TENANT:

STANLEY D. MCDONALD, MARY                          OCULAR SCIENCES, INC., a
LEE SCHEIDT, HERBERT A. WEST                       California corporation
AND MCDONALD, LTD., a
Washington limited partnership

Stanley D. McDonald

Name: /s/ S.D. McDonald                            Name: /s/ Linda Hoffman
      ------------------------------                     -----------------------

Title:                                             Title: VP Operations
       -----------------------------                      ----------------------

Mary Lee Scheidt

Name: /s/ Mary Lee Scheidt
     -------------------------------

Title: Trustee
      ------------------------------


Herbert A. West

Name: /s/ Herbert A. West
     -------------------------------

Title:
      ------------------------------

MCDONALD, LTD.

Name: /s/ S.D. McDonald
     -------------------------------

Title:
      ------------------------------


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